Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Announces Agreement to Acquire Enercon Technologies

Significantly expands Bel’s presence in the higher-margin Aerospace & Defense markets, enhancing our financial profile, expanding our product portfolio and diversifying our customer base

WEST ORANGE, NJ, Wednesday, September 18, 2024 - Bel Fuse Inc. (“Bel,” or, “the Company”) (Nasdaq:BELFA and Nasdaq:BELFB), today announced that it has entered into a definitive agreement to acquire a majority stake in Enercon Technologies, Ltd. (“Enercon”) from Fortissimo Capital based on an enterprise value of $400 million. Bel will acquire an 80% stake upfront for $320 million in cash (subject to customary adjustments), plus up to $10 million of potential earnout payments for the 2025-2026 period, with the intent to purchase the remaining 20% by early 2027 based on future EBITDA performance.

Transaction highlights:

●	Expands Bel’s exposure to the aerospace and defense end market from 17.5% to 31% of total revenue, based on LTM Q2 2024
●	Enercon gross margin of 46.0% and Adjusted EBITDA margin of 32.5% for LTM Q2 2024, ahead of Bel’s historical margin profile
●	Expected to be accretive to Bel’s GAAP EPS within one-year post-close, and to Bel’s non-GAAP EPS on Day 1
●	Expected net leverage of under 2.0x within one quarter from close, as T-bills mature

Enercon is a leading supplier of highly engineered power conversion and networking solutions to aerospace and defense markets globally, providing robust and reliable solutions across air, land and sea applications. This acquisition will allow Bel to extend its product portfolio supporting the aerospace and defense markets to include power solutions, with clear potential cross selling opportunities in the future. Bel’s manufacturing footprint will expand further into India and the U.S. and there will be new manufacturing capabilities and a talented group of engineers based in Israel. The transaction is expected to be completed by the end of 2024 and is subject to customary closing conditions, including applicable regulatory approvals.

Daniel Bernstein, CEO of Bel, stated, "The acquisition of Enercon will extend Bel’s Power segment into the aerospace and defense end markets, deepening our partnership with customers who support critical applications. The addition will result in 30% of Bel’s Power segment revenue and approximately 37% of consolidated Bel revenue supporting the aerospace and defense end markets. We are excited to work with the Enercon management team and Fortissimo in growing the business in the years to come.”

Eyal Shary, CEO of Enercon, said, “I am very excited for the next chapter of Enercon to be with a strategic partner that can expand and globalize the business. Our immensely talented team will be additive to Bel and looks forward to joining our new home.”

Shmoulik Barashi and Yochai Hacohen, both Enercon board members and partners at Fortissimo Capital, commented, “Fortissimo Capital is proud to have partnered with the Enercon team and to have played a role in the company’s rapid growth since its investment. We are confident in Enercon's potential and the prospect of continued global expansion. We are excited to welcome Bel to lead and accelerate the further growth of Enercon.” Shmoulik and Yochai will continue to be members of the Enercon board post transaction.

Bel intends to finance the acquisition through a combination of cash on hand and an expansion of its existing credit facility.

1 Non-GAAP financial measures, such as EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, adjust corresponding GAAP measures for provision for/benefit from income taxes, interest expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges, gains/losses on sales of businesses and properties and liquidation of foreign subsidiary, and certain litigation costs. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

About Enercon Technologies

Enercon (https://enercon.co.il) is headquartered in Netanya, Israel with manufacturing sites also located in North America and India. Enercon is a leading supplier of highly engineered power conversion and networking solutions to military and aerospace markets globally. The company typically operates as the sole supplier of its products, providing robust and reliable solutions across air, land and sea applications. The full business has LTM Q2 2024 sales of $111 million with gross profit margin of 46%. Enercon will operate independently under the Bel Power and Solutions segment.

About Fortissimo Capital

Fortissimo Capital (www.ffcapital.com) is a leading private equity fund in Israel investing primarily in technology and industrial companies. Fortissimo’s investment strategy is to achieve capital appreciation through taking a leading role and active approach in Israeli-related global businesses that require immediate and significant change, or stimulation of growth and by building business fundamentals to facilitate sustainable long-term growth and value creation. Some of Fortissimo’s notable exits include: Kornit Digital (Nasdaq: KRNT) IPO; SodaStream (Nasdaq: SODA) IPO; the sale of Diptech to Ferro (NYSE: FOE), the sale of Nur Macroprinters to Hewlett Packard, the sale of Cadent to Align Inc., the sale of Breezometer to Google, the sale of Starhome to Telerix, the sale of Cardo to EMK, the sale of Biological Industries to Sartorius AG (SRT.GR), and the sale of AOD Software Inc. to Primus Capital.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, September 19, 2024 to provide further details on the transaction. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The conference call and presentation will additionally be available live at https://ir.belfuse.com/events-and-presentations available for replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13748967 after 12:30 pm ET, also for 30 days.

Advisors

Evercore is serving as Bel’s exclusive financial advisor and Citi is serving as exclusive financial advisor to Enercon for the transaction. White & Case, LLP and Meitar are serving as legal advisor to Bel and Gornitzky is serving as legal advisor to Enercon. Needham & Company, LLC provided a fairness opinion to Bel’s Board of Directors.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, military, commercial aerospace, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies). The Company operates facilities around the world.

Company Contact:

Lynn Hutkin

Vice President of Financial Reporting & Investor Relations

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner

631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

Except for historical information contained in this press release, the matters discussed in this press release (including statements regarding the anticipated benefits and impact of the Enercon Technologies, Ltd. acquisition including on Bel's growth and profitability and on Bel's competitive position; the expected effects of the acquisition on Bel’s gross margin and EBITDA margin, and the expected accretive nature of the acquisition; the expected net leverage at the closing of the acquisition; financial projections for Bel and for Enercon for 2024 and beyond, including forecasted financial information for Enercon for 2024; the expected effects of the acquisition on Bel’s presence in end markets, diversification of customer mix, distribution channels, sales channels, addressing customer needs, and strengthening relationships with distributors and customers; the anticipated impact of the acquisition on demand creation, future sales of products, margins, and expansion; and the anticipated timing of closing the acquisition) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from those stated or implied in forward-looking statements (including without limitation any of Bel’s projections). Among the factors that could cause actual results to differ materially from such statements are: unanticipated difficulties, delays or expenditures relating to the proposed acquisition, including, without limitation, difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); disruptions of Bel’s or Enercon’s current plans, operations and relationships with customers, suppliers, distributors, business partners and regulators caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the possibility that the proposed transaction does not close, including, but not limited to, failure to satisfy the closing conditions; the market concerns facing Bel’s customers, and risks for Bel’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on Bel’s products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or Bel’s industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; potential difficulties associated with integrating previously acquired companies, and potential difficulties associated with integrating the Enercon business post-closing; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises (such as the governmental, social and economic effects of COVID or other future epidemics or pandemics); difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with Bel’s international operations, including Bel’s substantial manufacturing operations in China, and following the acquisition of Enercon, risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of trade restrictions that may impact Bel, its customers and/or its suppliers; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of Bel’s new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws, trade and tariff policies; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. For additional information about our use of non-GAAP financial measures in connection with our Incentive Compensation Program for 2023, please see the Executive Compensation discussion appearing in our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2024.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(4)
(in thousands, unaudited)

	Trailing 12-Month Period Ended		Forecast(1)
	June 30, 2024		Full Year 2024
	Bel	Enercon(2)	Enercon Only

GAAP Net sales	559,987	110,684	120,000

GAAP Net earnings	66,164	24,587	30,927
Interest expense	1,809	2,352	-
Provision for income taxes	14,339	5,955	5,891
Depreciation and amortization	13,864	2,966	1,671
Other adjustments(3)	-	62	-
EBITDA	96,176	35,922	38,489
% of net sales	17.2%	32.5%	32.1%

Unusual or special items:
Restructuring charges	6,602	-	-
Gain on sale of Czech Republic business	135	-	-
Gain on sale of property	(147)	-	-
MPS litigation costs	260	-	-
Loss on liquidation of foreign subsidiary	2,724	-	-
Adjusted EBITDA	105,750	35,922	38,489
% of net sales	18.9%	32.5%	32.1%

1.   The supplementary information included in this press release for full year 2024 is forecasted and subject to change. Full year 2024 Enercon forecast assumes no debt held or interest expense incurred at the Enercon level. All incremental debt will be held at the Bel Fuse Inc. level. Enercon standalone full year 2024 forecast does not take into account any adjustments related to purchase accounting that will need to be made upon completion of the transaction.

2.    Historical results trailing-twelve months ended June 30, 2024 shown represent 100% of Enercon business. These historical actual results include interest expense related to debt held at the Enercon level under Fortissimo ownership during that period. Enercon standalone historical period does not take into account any adjustments related to purchase accounting that will need to be made upon completion of the transaction.

3.    Relates to change in fair value of contingent consideration related to prior acquisition by Enercon.

4.    In this press release and supplemental information, we have included Non-GAAP financial measures, including EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.